Exhibit 3
                                                                     ---------

                                LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT ("Agreement") is dated as of February 25, 2002, by and among ViryaNet Ltd., an Israeli corporation (the "Parent") and the parties named on Exhibit A hereto (collectively, with their permitted transferees who become bound by this Agreement, the "Stockholders"), which parties were, prior to the Closing of the Merger Agreement (as defined below) the holders of all issued and outstanding shares of capital stock of iMedeon Inc., a Georgia corporation (the "Company").

                                    RECITALS

A. This Agreement is being delivered in connection with the Agreement and Plan of Merger (the "Merger Agreement") dated as of February 25, 2002 by and among the Company, the Stockholders, the Parent and ViryaNet Acquisition, Inc. (the "Merger Sub"), a Georgia corporation and wholly owned subsidiary of ViryaNet, Inc., a wholly owned subsidiary of Parent ("US Sub"), pursuant to which the Merger Sub shall merge with and into the Company, the Company shall thereby become a wholly owned subsidiary of US Sub and the Stockholders shall be issued Ordinary Shares of the Parent.

B. The Parent and the Stockholders believe it to be in their best interests that certain transfer restrictions be imposed on the Ordinary Shares of the Parent to be issued pursuant to the Merger Agreement.

           NOW, THEREFORE, in consideration of the mutual covenants of the parties set forth in this Agreement and in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

           1.1 "Initial Consideration" shall have the meaning set forth in the Merger Agreement and shall also include any Ordinary Shares issued as a dividend or in connection with a stock split, recapitalization, reclassification, subdivision, combination or exchange of Ordinary Shares of the Parent.

           1.2 "Additional Consideration Shares" shall have the meaning set forth in the Merger Agreement and shall also include any Ordinary Shares issued as a dividend or in connection with a stock split, recapitalization, reclassification, subdivision, combination or exchange of Ordinary Shares of the Parent.

           1.3 "Ordinary Shares" shall mean the ordinary shares, par value NIS
0.10 each, of the Parent.

           1.4 "Registration Rights Agreement" shall mean that certain Registration Rights Agreement entered as of the date of this Agreement by and among the Parent and the Stockholders.

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           1.5 "Subject Shares" shall mean the Ordinary Shares issued to the
Stockholders pursuant to the Merger Agreement, including, without limitation, Ordinary Shares issued as part of the Initial Consideration and the Additional Consideration and Ordinary Shares which may be issued upon the exercise of the Parent options issued under the Merger Agreement, and shall also include any Ordinary Shares issued as a dividend or in connection with a stock split, recapitalization, reclassification, subdivision, combination or exchange of Ordinary Shares of the Parent.

           1.6 "Transfer" shall mean to transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), transfer by operation of law (other than by way of a merger or consolidation of the Parent) or in any other way encumber or dispose of, directly or indirectly and whether or not voluntarily, other than (i) a transfer of Ordinary Shares by a Stockholder in connection with the exercise of its piggyback registration rights as set forth in Section 4 of the Registration Rights Agreement or (ii) a transfer of Ordinary Shares by a Stockholder to an Affiliate of such Stockholder who executes a written agreement, which is reasonably satisfactory to Parent, agreeing to be bound by the terms and provisions of this Agreement. For the avoidance of doubt, a change in the control of a holder of Subject Shares shall not be deemed to be a Transfer under this Agreement. Additionally, any transfer of Ordinary Shares by a Stockholder pursuant to any Change of Control to the party acquiring such control shall not be a Transfer.

           1.7 "Affiliate" shall mean (a) any general, special or limited partner, member, shareholder or any other person or entity who holds a beneficial interest in such Stockholder, (b) an "affiliate," as defined in Rule 144(a)(1) prescribed by the Securities and Exchange Commission, of such Stockholder or (c) any entity managed by such Stockholder.

           1.8 "Change of Control" shall mean (i) any consolidation or merger of Parent in which Parent is not the continuing or surviving corporation, or pursuant to which the capital stock of Parent is converted to cash, other securities or other property, or (ii) a sale of all or substantially all of the outstanding capital stock of Parent to one party.


2. Restrictions on Transfer of Subject Shares. No Stockholder shall Transfer any Subject Shares prior to the date that is six (6) months after the date of this Agreement (such six month period referred to as the "Initial Period"). During the six (6) month period following the Initial Period (the "Second Period"), each Stockholder shall be entitled to Transfer up to fifty percent (50%) of the Subject Shares issued to such respective Stockholder, and following the completion of the Second Period such Ordinary Shares shall not be subject to Transfer limitations under this Agreement. Notwithstanding the foregoing, each Stockholder shall be free to Transfer any Subject Shares which are Registrable Securities (as defined in the Registration Rights Agreement) pursuant to the terms of the Registration Rights Agreement.

3. Obligations of the Parent. Notwithstanding the foregoing, in the event that within six (6) months following the date of this Agreement, Parent issues any of its securities in a private placement, and the lock-up obligations agreed with


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the purchasers of such securities are more favorable to such purchasers
(compared to the lock-up obligations agreed to by the Stockholders, as set forth under Section 2 above) then the lock-up obligations imposed on the Stockholders shall be automatically amended to be equal to those agreed with such new purchasers.

4. "Market Stand-Off" Agreement. Each Stockholder hereby agrees that for a period of up to 90 days or such lesser period of time as requested by the underwriters of an underwritten offering of the Parent's securities, following the effective date of a registration statement of the Parent filed under the Securities Act of 1933, it shall not, to the extent requested by the Parent and such underwriter and so long as (i) Samuel HaCohen, (ii) Win Burke and Al Gabrielli (provided that they are employed by the Parent or its Affiliates),
(iii) the Parent's VP Sales, (iv) and other person serving as the Chairman, CEO, CFO and VP Sales of the Parent, and (v) three percent stockholders of Parent, have also signed similar agreements, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any securities of the Parent held by it at any time during such period except for securities included in such registration, provided, however, a Stockholder shall not be prevented by reason of this Section 4 from Transferring any Subject Shares at any time after the expiration of the fifteen month period commencing on the date hereof.

5. Compliance with Law. Notwithstanding anything to the contrary contained herein, all Transfers shall be in compliance with the United States Securities Act of 1933, as amended, and all other applicable securities law and legal requirements.

6. Legend. The Stockholders agree that any certificates evidencing Subject Shares shall be stamped or endorsed with a legend in substantially the following form; provided, that the Parent shall upon termination of this Agreement promptly, upon request, deliver replacement certificates without the legend below in exchange for the legended certificates:

THE TRANSFER OF THE ORDINARY SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS SET FORTH IN A LOCK-UP AGREEMENT DATED AS OF FEBRUARY 25, 2002, AMONG THE COMPANY AND CERTAIN STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY.

7. Representations and Warranties of each Stockholder. Each Stockholder represents and warrants to the Parent as follows: The Stockholder has the necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder, and constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

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
8. Integration. This Agreement, the Merger Agreement (including the Exhibits thereto) and the agreements, documents, certificates and instruments referred to herein and therein constitute the entire agreement and supersede all prior agreements and understandings between the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to its subject matter other than those expressly set forth or referred to herein.

9. Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

10. Severability. If any term or provision of this Agreement or any application thereof shall be declared or held invalid, illegal or unenforceable, in whole or in part, whether generally or in any particular jurisdiction, such provision shall be deemed amended to the extent, but only to the extent, necessary to cure such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions, both generally and in every other jurisdiction, shall not in any way be affected or impaired thereby.

11. Amendment; Waiver. This Agreement may be amended only by a written instrument duly executed by each party hereto. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition, any such waiver being effective only if contained in a writing executed by the party against whom the waiver is sought to be enforced.

12. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person, by cable, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested):

If to Parent:

           ViryaNet Limited
           2 Willow Street
           Southborough, MA, 01745
           Attention:  Win Burke, Chief Executive Officer

With a copy to:

           Meitar, Liquornik, Geva & Co.
           16 Abba Hillel Silver Rd.
           Ramat Gan, 52506
           Israel
           Attention: Dan Geva, Adv.

If to the Stockholders, to the addresses set forth on Exhibit A hereto.


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or to such other persons or addresses as may be designated in writing by the party to receive such notice.

13. Assignment. This Agreement shall be binding upon and inure to the benefit of the respective successors, heirs, executors and other legal representatives and permitted assigns of the parties hereto. This Agreement and the rights hereunder shall not be assignable or transferable by the Parent or the Stockholders without the prior written consent of the other parties hereto, provided, that the Parent may assign this Agreement and its rights hereunder to any successor-in-interest.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws).

15. Further Assurances. From time to time, as and when requested by any party hereto and without further consideration, the other parties shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

16. Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.







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
                      [SIGNATURE PAGE TO LOCK-UP AGREEMENT]




           IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.


                                          VIRYANET LTD.

                                          BY:
                                              ---------------------------------
                                              Name:
                                              Title:









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
                      [SIGNATURE PAGE TO LOCK-UP AGREEMENT]





                                          GE CAPITAL EQUITY INVESTMENTS, INC.


                                          By:
                                              ---------------------------------
                                              Name:
                                              Title:











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
                      [SIGNATURE PAGE TO LOCK-UP AGREEMENT]




                                          ECTMI TRUTTA HOLDINGS LP


                                          By:
                                              ---------------------------------
                                              Name:
                                              Title:

                      [SIGNATURE PAGE TO LOCK-UP AGREEMENT]




                                          AETHER SYSTEMS INC.


                                          By:
                                              ---------------------------------
                                              Name:
                                              Title:

                      [SIGNATURE PAGE TO LOCK-UP AGREEMENT]





                                          VALENTIS INVESTORS LLC


                                          By:
                                              ---------------------------------
                                              Name:
                                              Title:












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
                      [SIGNATURE PAGE TO LOCK-UP AGREEMENT]




                                          IMPRIMIS SB, L.P.

                                          By:  Imprimis SB G.P. LLC
                                                Its General Partner


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:










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
                      [SIGNATURE PAGE TO LOCK-UP AGREEMENT]




                                   INSIGHT CAPITAL PARTNERS II, L.P.

                                   By:  InSight Venture Associates II, L.L.C.
                                         Its General Partner

                                          By:
                                              ---------------------------------
                                              Name:
                                              Title: Its Managing Member
                                                     InSight Capital Partners
                                                     (Cayman) II, L.P.









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
                      [SIGNATURE PAGE TO LOCK-UP AGREEMENT]



                               INSIGHT CAPITAL PARTNERS
                               (CAYMAN) II, L.P.

                               By:  InSight Venture Associates II, LLC
                                     Its General Partner

                                       By:
                                           ----------------------------------
                                           Name:
                                           Title:












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
                      [SIGNATURE PAGE TO LOCK-UP AGREEMENT]




                                          ---------------------------------
                                          JOSEPH MEDIATE












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
                      [SIGNATURE PAGE TO LOCK-UP AGREEMENT]




                                          MEDIATE INVESTMENTS, LLLP


                                          By:
                                              ---------------------------------
                                              Name:
                                              Title:














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                      [SIGNATURE PAGE TO LOCK-UP AGREEMENT]




                                          ---------------------------------
                                          LAWRENCE DUCKWORTH


















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                      [SIGNATURE PAGE TO LOCK-UP AGREEMENT]







                                       ---------------------------------
                                       JOHN BLEND













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
                      [SIGNATURE PAGE TO LOCK-UP AGREEMENT]






                                      ---------------------------------
                                      WILLIAM MAYER

                      [SIGNATURE PAGE TO LOCK-UP AGREEMENT]






                                          ---------------------------------
                                          CLINT FULLER














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
                      [SIGNATURE PAGE TO LOCK-UP AGREEMENT]




                                          ---------------------------------
                                          CLAYTON WILKINSON

















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
                      [SIGNATURE PAGE TO LOCK-UP AGREEMENT]





                                      ---------------------------------
                                      JASON OLIVER














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
                      [SIGNATURE PAGE TO LOCK-UP AGREEMENT]






                                       ---------------------------------
                                       MATTHEW ABBOTT
















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
                      [SIGNATURE PAGE TO LOCK-UP AGREEMENT]






                                        ---------------------------------
                                        JERRY COOLEY













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                     [SIGNATURE PAGE TO LOCK-UP AGREEMENT]






                                        ---------------------------------
                                        TONY STUCHEL
















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
                      [SIGNATURE PAGE TO LOCK-UP AGREEMENT]






                                  ---------------------------------
                                  DONO KABILOVA













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
                      [SIGNATURE PAGE TO LOCK-UP AGREEMENT]






                                        ---------------------------------
                                        SHANNON PENNEY
















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
                      [SIGNATURE PAGE TO LOCK-UP AGREEMENT]






                                     ---------------------------------
                                     KEITH DUNN















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                      [SIGNATURE PAGE TO LOCK-UP AGREEMENT]






                                       ---------------------------------
                                       KAUSHAL AMIN











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
                      [SIGNATURE PAGE TO LOCK-UP AGREEMENT]






                                          ---------------------------------
                                          PAUL O'CONNOR









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                      [SIGNATURE PAGE TO LOCK-UP AGREEMENT]






                                     ---------------------------------
                                     AOUS ARIAM














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
                      [SIGNATURE PAGE TO LOCK-UP AGREEMENT]






                                      ---------------------------------
                                      WILLIAM PARRY

















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
                      [SIGNATURE PAGE TO LOCK-UP AGREEMENT]






                                       ---------------------------------
                                       ROUVEN MANGUS













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
                      [SIGNATURE PAGE TO LOCK-UP AGREEMENT]






                                          ---------------------------------
                                          SEKHAR MAKKAPATI












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
                      [SIGNATURE PAGE TO LOCK-UP AGREEMENT]






                                   ---------------------------------
                                   SRIDHAR MOVVA














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
                                    Exhibit A

                          Addresses of the Stockholders



[SIGNATURES OF ALL COMPANY STOCKHOLDERS TO BE ADDED]

                                    Exhibit A

                          Addresses of the Stockholders




















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